Exhibit 10.1

PROMISSORY NOTE

$5,000,000	November 29, 2018
(the “Effective Date”)

For value received, Aytu BioScience, Inc., a Delaware corporation (“Borrower”), with its principal place of business at 373 Inverness Parkway, Suite 206, Englewood, CO 80112, hereby promises to pay to the order of Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (“Lender”), at 510 Madison Avenue, 7th Floor, New York, NY 10022 (or such other address as Lender may designate in writing), in lawful money of the United States of America, the principal amount of Five Million Dollars ($5,000,000), plus applicable interest thereon, pursuant to the below terms.

Article I.
TERMS OF THE NOTE

Section 1.1            Interest Rate. Beginning on the Effective Date, interest shall accrue on the principal amount outstanding under this Promissory Note from time to time until (but excluding) the date that the principal amount is paid in full to Lender at a rate equal to eight percent (8.0%) per annum (the “Interest Rate”). If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Interest Rate plus an additional three percent (3.0%) per annum from the date of such non-payment until such amount is paid in full.

Section 1.2            Repayment.

(a) The unpaid principal amount of this Promissory Note, together with all accrued and unpaid interest thereon, shall be due and payable in one lump sum payment on or before November 28, 2021 (the “Maturity Date”).

(b) At any time after thirty (30) days of the Effective Date, Borrower may retire all obligations owing under this Promissory Note by paying Lender the full principal amount of this Promissory Note, plus all accrued but unpaid interest thereon as of such payment date. For the avoidance of doubt, at any time after thirty (30) days of the Effective Date, Borrower may also prepay any portion of interest or principal under this Promissory Note, in whole or in part, without premium or penalty.

Section 1.3            Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower pursuant to this Promissory Note shall be made without deduction or withholding for any taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law. If such tax is not an “Excluded Tax” (as defined below), then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

1

For this purpose, an “Excluded Tax” means any of the following taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender: (a) taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, imposed as a result of Lender being organized under the laws of, or having its principal office in, the jurisdiction imposing such tax (or any political subdivision thereof), (b) withholding taxes imposed on amounts payable to or for the account of Lender pursuant to a law in effect on the date hereof, (c) taxes attributable to Lender’s failure to provide any necessary forms, documentations or certifications required for tax purposes (e.g., an appropriate Form W-8) and (d) any U.S. federal withholding Taxes imposed under FATCA.

Article II.

GRANT OF SECURITY INTEREST AND RIGHTS RELATED THERETO

Section 2.1            Grant of Security Interest; Collateral. As security for the prompt and full payment and performance as and when due of Borrower’s obligations under this Promissory Note, Borrower hereby grants and pledges to Lender, for so long as any obligations under this Promissory Note remain outstanding, a continuing first priority security interest in and to all of the right, title and interest of Borrower in the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time: (i) all of Borrower’s Accounts (as that term is defined in the New York Uniform Commercial Code) solely arising from Borrower’s sale or distribution of the pharmaceutical product known as (i) Tuzistra XR and (ii) CCP-08, a product for which marketing approval has been sought by TRIS Pharma, Inc. in the United States under New Drug Application No. 209561; (ii) all Supporting Obligations (as that term is defined in the New York Uniform Commercial Code) relating to the foregoing; (iii) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records relating to any of the foregoing; and (iv) all Proceeds (as that term is defined in the New York Uniform Commercial Code) and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the foregoing (the “Collateral”).

Section 2.2            Exercise of Rights Relating to Collateral. So long as no Event of Default has occurred and is continuing under this Promissory Note, Borrower shall be entitled to exercise, keep and receive all rights and benefits relating to the Collateral.

Section 2.3            Financing Statements and Other Documents. Borrower authorizes Lender to file any financing statement with respect to the Collateral and to file any other financing statement or amendment in such offices as Lender deems reasonably necessary to perfect or maintain the perfection and priority of Lender’s security interest in the Collateral.

2

Section 2.4            Title to Collateral. Borrower (i) represents and warrants that it has good and marketable title to the Collateral, subject to no pledge, lien or other security interest whatsoever (other than the lien and security interest in favor of the Lender created hereunder), and (ii) shall not create or permit to exist any lien or other security interest on any Collateral other than (A) the security interest in favor of the Lender created hereunder, and (B) security interests that automatically arise under statutes or other law for amounts not yet due and payable. Borrower’s exact legal name and jurisdiction of organization are as specified in the first paragraph of this Promissory Note.

Article III.
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1            Representations And Warranties. Borrower hereby represents and warrants to Lender on the date hereof as follows:

(a)   Existence; Compliance With Laws. Borrower is (a) a corporation duly incorporated, validly existing and in good standing under the laws of the state of its jurisdiction of organization and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and (b) in compliance in all material respects with all applicable laws.

(b)   Power and Authority. Borrower has the power and authority, and the legal right, to execute and deliver this Promissory Note and to perform its obligations hereunder.

(c)   Authorization; Execution and Delivery. The execution and delivery of this Promissory Note by Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable laws. Borrower has duly executed and delivered this Promissory Note.

(d)   No Approvals. Other than the filing of a UCC-1 financing statement in the applicable office in the State of Delaware, no consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other person or entity is required in order for Borrower to execute, deliver, or perform any of its obligations under this Promissory Note.

(e)   No Violations. The execution and delivery of this Promissory Note and the consummation by Borrower of the transactions contemplated hereby do not and will not (a) violate any provision of Borrower's organizational documents; (b) violate any material law or order applicable to Borrower or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which Borrower may be bound.

(f)    Enforceability. The Promissory Note is a valid, legal and binding obligation of Borrower, enforceable against Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3

(g)   No Litigation. No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or governmental authority is pending or, to the knowledge of Borrower, threatened by or against Borrower or any of its property or assets (a) with respect to the Promissory Note or any of the transactions contemplated hereby or (b) that could reasonably be expected to materially adversely affect Borrower's financial condition or the ability of Borrower to perform its obligations under the Promissory Note.

Section 3.2            Covenants. Until all amounts outstanding under this Promissory Note have been paid in full, Borrower shall:

(a)   Notices. Promptly after it becomes aware thereof, provide Lender with written notice of the occurrence of any Event of Default.

Article IV.
EVENTS OF DEFAULT AND REMEDIES

Section 4.1            Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)   Borrower fails to pay all amounts due under this Promissory Note (including the full principal amount and all accrued and unpaid interest thereon) on the Maturity Date.

(b)   Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against Borrower and, if instituted against Borrower, shall have been consented to or acquiesced in by Borrower, or shall remain undismissed for 60 days, or an order for relief shall have been entered against Borrower.

(c)   Any dissolution or liquidation proceeding shall be instituted by or against Borrower and, if instituted against Borrower, shall be consented to or acquiesced in by Borrower or shall remain undismissed for 60 days.

(d)   Any representation or warranty made or deemed made by Borrower to the Lender herein is incorrect in any material respect.

(e)   Borrower fails to observe or perform any covenant, obligation, condition or agreement contained in this Promissory Note (other than those specified in clause 4.1 (a) - (d) above) and such failure continues for 10 days.

(f)    Borrower fails to pay when due any of its debt (other than debt arising under this Promissory Note) or any interest or premium thereon when due (whether by scheduled maturity, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt.

(g)   A judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $400,000 shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days after the entry thereof.

(h)   Any action, suit, litigation, investigation or proceeding of, or before, any arbitrator or governmental authority is pending, or is threatened in writing, by or against Borrower or any of its property or assets that could reasonably be expected to materially adversely affect (a) the Collateral or (b) Borrower's financial condition or the ability of Borrower to perform its obligations under this Promissory Note.

4

Section 4.2            Remedies.

(a)   Upon an Event of Default described in Section 4.1(b), this Promissory Note and all obligations hereunder shall automatically become immediately due and payable.

(b)   Upon the occurrence of any Event of Default, Lender may exercise all rights and remedies available under this Promissory Note or under applicable law, including the Uniform Commercial Code as relates to the Collateral.

Section 4.3            No Waiver; Remedies. No failure or delay on the part of Lender in exercising any power or right under this Promissory Note shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof of the exercise of any other power or right. No notice to or demand on Borrower in any case shall entitle Borrower to any notice or demand in similar or other circumstances.

Article V.
MISCELLANEOUS

Section 5.1            Governing Law. This Promissory Note is to be governed by and interpreted in accordance with the laws of the State of New York, without reference to conflicts of laws principles.

Section 5.2            Notices. Any notice or other communication to any party in connection with this Promissory Note shall be in writing and shall be sent by manual delivery, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified in the preamble hereto, or at such other address as such party shall have specified to the other party hereto in writing.

Section 5.3            Successors and Assigns. This Promissory Note shall (a) be binding upon Borrower and its respective successors and assigns, and (b) inure, together with the rights and remedies of Lender hereunder, to the benefit of, and be enforceable by, Lender and its successors, heirs, and assigns. Notwithstanding anything to the contrary, neither Borrower nor Lender may assign their respective rights or delegate their respective obligations hereunder without the prior written consent of the other party; provided that Lender may assign its rights hereunder if an Event of Default has occurred and is continuing.

Section 5.4            Entire Agreement; Amendment; Waiver. This Promissory Note embodies the entire understanding between Lender and Borrower with respect to the subject matter hereof. This Promissory Note supersedes all prior agreements and understandings relating to the subject matter hereof. This Promissory Note may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except by a written instrument signed by the party against whom enforcement of the waiver, amendment, change, or modification is sought, and then only to the extent set forth in that instrument. No specific waiver of any of the terms of this Promissory Note shall be considered as a general waiver.

Section 5.5            Further Assurances. Borrower hereby agrees that, from time to time upon the written request of the Lender, Borrower will execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order fully to effect the purposes of this Note and to protect and preserve the priority and validity of the security interests granted hereunder.

[The remainder of this page is intentionally left blank.]

5

IN WITNESS WHEREOF, the undersigned has duly caused this Promissory Note to be dated and effective as of the date first above written.

BORROWER:

Aytu BioScience, Inc.

By: /s/ Joshua Disbrow
Name: Joshua Disbrow
Title:Chief Executive Officer

LENDER:

Armistice Capital Master Fund Ltd.

By: /s/ Tohuan Steve Chen
Name: Tohuan Steve Chen
Title: Controller of the Investment Manager

6